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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Steelcase Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 31, 2005, relating to the consolidated financial statements, the effectiveness of Steelcase Inc.'s internal control over financial reporting, and schedule of Steelcase Inc. appearing in the Company's Annual Report on Form 10-K for the year ended February 25, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
-------------------------------------
Grand Rapids, Michigan
January 31, 2006